EXHIBIT 99.1

FOR IMMEDIATE RELEASE
Company Contact:
Georgianne Brown
President, Mainstream eCommerce
BabyUniverse
561-277-6405
georgianne.brown@babyuniverse.com
Investor Contact:
BPC Financial Marketing
John Baldissera
800-368-1217
BabyUniverse Reports Second Quarter Financial Results
JUPITER, FLORIDA, August 14, 2007 /PRNewswire-FirstCall/ — BabyUniverse, Inc. (NASDAQ: POSH), a leading Internet content, commerce, and new media company in the pregnancy, baby and toddler marketplace, announced today its financial results for the second quarter ended June 30, 2007.
     BabyUniverse announced the following:
•	Net sales during the second quarter of 2007 totaled $7.4 million, compared to net sales of $8.5 million for the first quarter of 2007 and $8.5 million during the second quarter of 2006.

•	Net loss attributable to common stockholders for the second quarter of 2007 was $1,962,531, or $0.34 per diluted share, compared to a net loss of $1,743,680, or $0.31 per diluted share, for the first quarter of 2007 and a net loss of $1,205,286, or $0.23 per diluted share, for the second quarter of 2006.

•	Net sales during the first half of 2007 totaled $16.0 million, compared to net sales of $18.0 million during the first half of 2006.

•	Net loss attributable to common stockholders for the first half of 2007 was $3,706,211, or $0.65 per diluted share, compared to a net loss of $1,402,007, or $0.26 per diluted share, for the first half of 2006.
Commenting on the second quarter of 2007, John Textor, Chairman and CEO, said “We are extremely pleased with our level of productivity in the second quarter as we worked aggressively to prepare for our pending merger and integration with eToys Direct. It has been our intention, along with the leadership of eToys Direct, to achieve significant milestones of integration well ahead of the anticipated closing date in an effort to minimize the post- closing impacts that are typical of combinations of this nature. As a result of these efforts, I believe the companies are well positioned to work as a common concern within a short period after consummation of the merger.”
Mr. Textor also commented on the nature of the transaction and its impact on the continuing approach to daily operations, saying “It is important to note that the proposed merger with eToys Direct will be accounted for as a purchase transaction, with eToys Direct treated for accounting purposes as the acquiror of BabyUniverse. Once the merger is consummated, the historical financial results as periodically reported for the combined company, for all periods prior to the closing date, will be those of eToys Direct only. All historical results of BabyUniverse, for this second quarter and all periods prior to the closing date, will be excluded from the combined company’s future quarterly and annual financial statements. As such, efforts to improve short- term financial reporting results have been de-emphasized in favor of our primary goal of improving shareholder value through the preparation of our company for consolidation and integration into the surviving organization to be managed by the existing team at eToys Direct.”
Mr. Textor continued, “While many of the Company’s operating initiatives remain on hold until our expected completion of the merger, we are encouraged by the stabilization of operating losses and a number of other positive trends.”
•	During the second quarter, the Company successfully produced and aired its first original programming for BabyTV.com in partnership with the Juvenile Products Manufacturers Association, as well as integrated new award-winning programming from Real Savvy Moms and the HealthCentral Network.

•	The Company re-launched ePregnancy.com during the latter portion of the quarter, introducing a more robust content offering, including product reviews and recall information, week-by-week pregnancy calendars, expert articles and blogs and video programming on a variety of topics related to pregnancy and parenthood.

•	Monthly unique visitors across the BabyUniverse content and new media sites jumped 81% for the quarter to 245,853 for the second quarter of 2007 vs. 135,371 for the first quarter of 2007.

•	While sales for the quarter were reflective of the seasonality experienced in the prior year, operating expenses continued a downward trend from the fourth quarter of 2006, improving from $3.9 million in the first quarter of 2007 to $3.6 million in the second quarter of 2007, reflecting our continued focus on stabilizing operations in preparation for a smooth transition upon completion of the merger with eToys Direct.

•	The Company completed private placement transactions with institutional investors which resulted in initial proceeds of $6.75 million to the Company, before expenses, in exchange for the issuance of 1,054,688 shares of the Company’s Common Stock and warrants to purchase 39,658 shares of the Company’s Common Stock, and provide for the Company to receive additional proceeds of $3.25 million in exchange for 507,812 shares of the Company’s Common Stock, contemporaneously with the closing of the merger with eToys Direct, Inc.

•	In June, the Company filed a Registration Statement on Form S-4 with the Securities and Exchange Commission in order to register shares to be issued in connection with the Company’s proposed merger with eToys Direct, Inc., and in July filed Amendment No. 1 to the Registration Statement on Form S-4.

•	In July, the Company filed a Registration Statement on Form S-3 to register the shares and warrants to purchase shares of the Company’s Common Stock issued in connection with the private placement transactions.

•	Management of the Company has worked closely with the management of eToys Direct to develop and communicate transition plans in the areas of website migration, data and system integrations, inventory transfer, vendor relations, facilities utilization and employee retention.
Mr. Textor concluded, “We greatly appreciate the support of our shareholders as we move through the final stages of our planned merger with eToys Direct. We are obviously thrilled to be so close to realizing the goals of ‘scale’ and ‘common vision’ that we communicated when we initiated our strategic review process nearly a year ago. With a balanced model of commerce, content and new media, delivered to a well-defined audience of parents in support of their children, we believe our combination with eToys Direct will represent a substantial accomplishment in our effort to build meaningful and sustainable value for our shareholders.”
BabyUniverse, Inc. will host a conference call at 9:00 a.m. EDT on Tuesday, August 14, 2007 to discuss the financial results of the quarter ended June 30, 2007 and the Company’s progress toward completion of its merger with eToys Direct, Inc. Analysts, media representatives and the public are invited to participate by calling (800) 289-0533 (U.S. and Canada) or (913) 981-5525 (International) and referencing conference ID 3449473. An audio replay of this call will be available for five business days following the filing of a Form 8-K which will include a transcript of the call as an exhibit and can be accessed by dialing (888) 203-1112 (toll-free) or (719)

457-0820 (toll call) and referencing replay passcode 3449473. This conference call may contain forward-looking statements and other material information regarding BabyUniverse’s financial and operating results. The conference call will also be webcast live through the BabyUniverse Investor Relations website at http://investor.babyuniverse.com/events.cfm. A replay of the audio webcast will be available after filing of a Form 8-K which will include a transcript of the call as an exhibit through the Investor Relations link on the BabyUniverse website, www.babyuniverse.com, or directly at http://investor.babyuniverse.com/events.cfm.
About BabyUniverse, Inc.
BabyUniverse, Inc. is a leading Internet content, commerce and new media company in the pregnancy, baby and toddler marketplace. Through its Web sites BabyUniverse.com and DreamTimeBaby.com, the company is a leading online retailer of brand-name baby, toddler and maternity products in the United States. Through its Web sites PoshTots.com and PoshLiving.com, the company has extended its offerings in the baby and toddler market as a leading online provider of luxury furnishings to the country’s most affluent female consumers. Through BabyTV.com, PoshCravings.com and ePregnancy.com, BabyUniverse has also established a recognized platform for the delivery of content and new media resources to a national audience of expectant parents. BabyUniverse is pursuing a dual strategy of organic growth and acquisition growth that is designed to establish BabyUniverse as the leader in the online baby marketplace. Beyond the baby segment, the company intends to leverage its growing platform to acquire other female-oriented content, commerce and new media companies. The overall objective of BabyUniverse is to establish a market-leading content, commerce and new media business focused on the high-growth female marketplace.
BabyUniverse and its affiliates operate a multi-channel portfolio of Internet properties, including e-commerce sites such as www.BabyUniverse.com, www.PoshTots.com, www.PoshLiving.com and www.DreamTimeBaby.com, and new media and content sites such as www.PoshCravings.com, www.ePregnancy.com, and www.BabyTV.com.
Additional Information About the Merger and Where to Find It
BabyUniverse has filed a registration statement on Form S-4 (as amended, the “Registration Statement”) relating to its proposed merger with eToys Direct, Inc. (the “Proposed Merger”) Neither the Registration Statement nor this press release constitutes an offer of any securities for sale. The securities covered by the Registration Statement may not be sold nor may offers to purchase be accepted prior to the time the Registration Statement becomes effective. The Proposed Merger will be submitted to BabyUniverse’s shareholders for their consideration. BABYUNIVERSE URGES YOU TO READ THE REGISTRATION STATEMENT, INCLUDING THE PROXY STATEMENT/PROSPECTUS INCLUDED THEREIN, AS AMENDED, AND OTHER MATERIALS THAT IT HAS FILED WITH THE SEC, CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT BABYUNIVERSE, ETOYS DIRECT, INC. AND THE PROPOSED MERGER. Investors may obtain free copies of the Registration Statement, including the proxy statement/prospectus included therein, as amended, as well as other filed documents containing information about BabyUniverse and the Proposed Merger at http://www.sec.gov, the SEC’s website. Free copies of BabyUniverse’s SEC filings are also available on BabyUniverse’s website at http://www.babyuniverse.com.
Participants in the Solicitation
BabyUniverse and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from BabyUniverse’s shareholders with respect to the Proposed Merger. Information regarding the officers and directors of BabyUniverse is included in its Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on April 2, 2007. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, is set forth in the proxy statement/prospectus, as amended, and other materials filed with the SEC in connection with the Proposed Merger.
Special Note Regarding Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties relating to future events or our future financial performance. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those expressed or implied by such forward-looking statements. You are advised to consult further disclosures we may make on related subjects in our future filings with the Securities and Exchange Commission.
In some cases, you can identify forward-looking statements by terminology such as “may,” “could,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.
SOURCE: BabyUniverse, Inc.

BabyUniverse, Inc. and Subsidiaries
Consolidated Balance Sheets

	June 30,	December 31,
	2007	2006
	(Unaudited)
Assets
Cash	$6,192,157	$3,473,278
Accounts receivable, net	556,554	732,186
Inventory, net	1,445,340	2,048,485
Prepaid expenses	662,933	331,457

Total Current Assets	8,856,984	6,585,406

Fixed assets, net	1,905,395	1,936,740
Intangible assets, net	2,692,751	2,811,627
Deposits	140,110	137,760
Goodwill	18,832,041	18,832,041

Total Assets	$32,427,281	$30,303,574

Liabilities and Stockholders’ Equity
Accounts payable	$3,218,694	$4,664,107
Accrued expenses	605,697	501,704
Gift certificate liability	162,725	115,192

Notes and capital leases payable – current portion	1,616,172	561,090
Deferred revenue	767,472	787,758

Total Current Liabilities	6,370,760	6,629,851

Deferred rent	218,430	189,542
Notes and capital leases payable – long term portion	4,859,888	5,777,841

Total Liabilities	11,449,078	12,597,234

Stockholders’ Equity
Series A Convertible Preferred Stock, $.001 par value, 10,000,000 shares authorized, 317,259 shares issued and outstanding at June 30, 2007	317	—

Common Stock, $.001 par value, 50,000,000 shares authorized, 6,391,699 and 5,686,470 shares issued and outstanding at June 30, 2007 and December 31, 2006, respectively	6,391	5,686
Additional paid in capital	30,920,241	23,943,189
Accumulated deficit	(9,948,746)	(6,242,535)

Total Stockholders’ Equity	20,978,203	17,706,340

Total Liabilities and Stockholders’ Equity	$32,427,281	$30,303,574

BabyUniverse, Inc. and Subsidiaries
Consolidated Statements of Operations
(Unaudited)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2007	2006	2007	2006
Gross sales	$7,833,593	$9,144,134	$16,998,213	$19,141,944
Less — discounts and returns	(395,906)	(619,207)	(1,022,450)	(1,148,855)

Net sales	7,437,687	8,524,927	15,975,763	17,993,089

Cost of goods sold	5,427,181	6,169,702	11,512,714	12,683,323

Gross profit	2,010,506	2,355,225	4,463,049	5,309,766

Operating expenses:
Advertising	1,217,125	952,238	2,566,336	1,933,426
Salaries and benefits	1,121,599	858,970	2,339,604	1,652,020
Share-based compensation	49,379	88,036	100,158	126,068
Technology	64,272	27,933	131,529	116,417
Restructuring	—	389,822	—	506,407
General and administrative	1,176,047	1,241,153	2,468,668	2,290,158

Total operating expenses	3,628,422	3,558,152	7,606,295	6,624,496

Operating income (loss)	(1,617,916)	(1,202,927)	(3,143,246)	(1,314,730)

Other income (expense):
Interest income	32,807	74,289	64,036	121,582
Interest expense	(277,422)	(89,648)	(527,001)	(200,859)

Income (loss) before provision (benefit) for income taxes	(1,862,531)	(1,218,286)	(3,606,211)	(1,394,007)
Provision (benefit) for income taxes	—	(13,000)	—	8,000

Net loss attributable to preferred stockholders	(1,862,531)	(1,205,286)	(3,606,211)	(1,402,007)

Beneficial conversion feature	(100,000)	—	(100,000)	—

Net loss attributable to common stockholders	$(1,962,531)	$(1,205,286)	$(3,706,211)	$(1,402,007)

Earnings (loss) per common share:
Basic	$(0.34)	$(0.23)	$(0.65)	$(0.26)
Diluted	$(0.34)	$(0.23)	$(0.65)	$(0.26)
Weighted average common shares outstanding:
Basic	5,779,402	5,336,712	5,733,193	5,316,662
Diluted	5,779,402	5,336,712	5,733,193	5,316,662

BabyUniverse, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)

	Year to Date Ended June 30,
	2007	2006
Operating activities:

Net income (loss)	$(3,606,211)	$(1,402,007)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	390,916	244,517
Amortization of prepaid finance costs	140,817	—
Share-based compensation	100,158	126,068
Non-compensation option expense	27,914	—

Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	175,632	330,109
(Increase) decrease in inventory	603,145	(288,914)
(Increase) in prepaid expenses	(331,476)	(38,264)
(Increase) in deposits	(2,350)	(88,587)

Increase (decrease) in accounts payable	(1,445,415)	486,279
Increase (decrease) in accrued expenses	135,193	(78,188)
Increase (decrease) in gift certificate liability	47,533	(2,133)
Increase in deferred revenue	(20,286)	236,052
Increase in deferred rent	28,888	72,961

Net cash provided by (used in) operating activities:	(3,755,542)	(402,107)

Investing activities:

Purchase of fixed assets	(271,895)	(1,242,282)

Purchase of ePregnancy intangible assets	—	(184,257)

Cash paid in acquisition of Posh Tots, net of cash received	—	(6,017,419)

Net cash used in investing activities:	(271,895)	(7,443,958)

Financing activities:
Net increase (decrease) in capital lease	(3,688)	(2,480)
Public offering costs	—	(14,742)
Sale of Convertible Preferred Stock	2,500,001	—
Sale of Common Stock	4,250,003	—

Net cash provided by (used in) financing activities:	6,746,316	(17,222)

Net decrease in Cash	2,718,879	(7,863,287)
Beginning Cash	3,473,278	9,925,806

Ending Cash	$6,192,157	$2,062,519